UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):April 29, 2026
DAUCH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313)	758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DCH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2026, the board of directors of Dauch Corporation (“Dauch”) approved the Amended and Restated Dauch Corporation 2018 Omnibus Incentive Plan (the “Plan”), subject to the approval of stockholders. On April 30, 2026, at Dauch's 2026 annual meeting of stockholders, our stockholders approved the Plan. For a description of the Plan, please see “Proposal 3 – Approval of Dauch Corporation's Amended and Restated 2018 Omnibus Incentive Plan” in Dauch’s Proxy Statement on Appendix B, which was filed with the Securities and Exchange Commission on March 19, 2026.

On April 29, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, in recognition of her continued service, key contributions to date and increased roles at the Company, approved a special one-time grant of restricted stock units (the “Award”) under the Plan for Terri M. Kemp, Senior Vice President Chief of Staff, Human Resources & Sustainability. The Award will be granted on May 4, 2026, have a grant date value of $1,000,000 and will vest 50% on each of the one- and two-year anniversaries of the grant date, or earlier if Ms. Kemp’s service ends as a result of (i) Retirement (as defined in the Plan), (ii) a termination without cause or (iii) death or disability. In each case, the Award will be paid 50% on the one-year anniversary of the grant date and 50% on the two-year anniversary of the grant date.

The foregoing description of the terms of the Award does not purport to be complete and is qualified in its entirety by reference to the form of the Award agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2026.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2026, the board of directors of Dauch Corporation. (“Dauch”) approved the Dauch Corporation Amended and Restated 2018 Omnibus Incentive Plan (the “Amended 2018 Plan”), subject to the approval of stockholders. On April 30, 2026, at Dauch's 2026 annual meeting of stockholders, our stockholders approved the Amended 2018 Plan. For a description of the Amended 2018 Plan, please see “Proposal 3 – Approval of Dauch Corporation's Amended and Restated 2018 Omnibus Incentive Plan” in Dauch’s Proxy Statement on Appendix B, which was filed with the Securities and Exchange Commission on March 19, 2026.

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 30, 2026, Dauch held its annual meeting of stockholders. At the meeting, Dauch's stockholders voted on four proposals and cast their votes as shown below.

Proposal 1: Election of Directors

The following directors were nominated to serve for three-year terms expiring at the annual meeting of stockholders in 2029. Results of the election are shown below.

	Number of Votes

Nominee	For	Against	Abstain	Broker Non Votes
Terry Grayson-Caprio	166,606,334	1,158,329	56,570	16,975,408
Sandra E. Pierce	164,099,246	3,668,661	53,326	16,975,408
James A. McCaslin	146,672,019	21,084,671	64,543	16,975,408

Proposal 2:     Advisory vote on named executive officer compensation

Dauch’s stockholders voted for, on a non-binding, advisory basis, the compensation of Dauch’s officers, by the vote shown below.

Number of Votes

For	157,836,966
Against	9,946,156
Abstain	38,111
Broker Non Vote	16,975,408

Proposal 3:        Approval of Amended and Restated 2018 Omnibus Incentive Plan

Dauch’s stockholders voted to approve the Plan by the vote shown below.

Number of Votes

For	150,375,444
Against	17,348,581
Abstain	97,208
Broker Non Vote	16,975,408

Proposal 4: Ratification of appointment of Deloitte & Touche LLP as AAM’s independent registered public accounting firm for the year ending December 31, 2026

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 was approved with the votes shown below.

Number of Votes

For	170,779,885
Against	13,984,584
Abstain	32,172

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	May 1, 2026	By:	/s/ Kristen M. Netschke
Kristen M. Netschke
Acting General Counsel